                                                                  SUBARU [LOGO]







                                    [LOGO]








DEALERSHIP

AGREEMENT


CAMP AUTOMOTIVE, INC.

1. PARTIES TO     THIS AGREEMENT is made the 16th day of OCTOBER, 1998,
   AGREEMENT      by and between SUBARU OF AMERICA, INC./WESTERN REGION, a NJ corporation ("Distributor"), having a place of business at 2235 ROUTE 70 WEST, CHERRY HILL, NJ 08002, and CAMP
                  AUTOMOTIVE, INC. ("Dealer"),



                    [x] a Oregon corporation  [] a partnership [] an individual


                  Doing or intending to do business as CAMP SUBARU, having its principal place of business at E. 215 MONTGOMERY AVENUE, SPOKANE, WA 99207


2. STANDARD       The Subaru Dealership Agreement Standard Provisions booklet,
   PROVISIONS     marked MSA No. 732-C 4/88 (hereinafter the "Standard
                  Provisions") is incorporated by reference as part of this Agreement with the same force and effect as if all of the definitions and provisions contained in the Standard
                  Provisions were fully set forth in this Agreement. The definition of the term "Fuji" appearing in Paragraph 2.1 of the Standard Provisions is amended by adding the following sentence at the end of that definition: "For purposes of this Agreement, the term "Fuji" shall also include Subaru-Isuzu
                  Automotive, Inc,, an Indiana Corporation." The conduct of business by Dealer under this Agreement is expressly subject to the Standard Provisions and all the documents referred to, or incorporated by reference in, the Standard Provisions.
                  Dealer hereby acknowledges receipt of a copy of this Agreement and of the Standard Provisions without any addition to, or modification of, the printed text of either, except as may be set forth in any other written documents agreed upon between Distributor and Dealer, which documents are attached hereto and identified as follows (or if none, so state below):

                  (a) RIGHT TO FIRST ADDENDUM TO SUBARU DEALERSHIP AGREEMENT

                  (b) HOLDING COMPANY ADDENDUM

                  (c) NONE


3. APPOINTMENT    Distributor hereby appoints Dealer as an authorized dealer of
   AND            Subaru Products and Dealer accepts the appointment under the
   ACCEPTANCE     terms and conditions of this Agreement.


4. AREA OF        Dealer assumes responsibility for the promotion, sale and
   RESPONSIBILITY service of Subaru Products within the area (hereinafter referred to as the "Area of Responsibility") consisting of the following post office communities:

                  SPOKANE/WEST, WA PRIMARY MARKET AREA OF RESPONSIBILITY #14-303B. REFER TO THE ATTACHED SUBARU ZIP STRUCTURE LIST DATED 10/98.

                  The Area of Responsibility described above is not necessarily exclusive to Dealer and one or more other authorized Subaru dealers may share the same Area of Responsibility because of its size and market potential, the appointment of any additional dealers being subject in all events to the requirements of applicable law. If other Subaru dealers do share the same Area of Responsibility, Dealer's responsibility for the Area of Responsibility shall be determined from time to time on a proportionate basis by Distributor after reviewing in consultation with Dealer relevant statistics and available information concerning population size, demographics, consumer shopping habits, traffic patterns, and other geographical factors applicable to the Area of Responsibility.


5. OWNERSHIP      Dealer represents and Distributor enters into this Agreement in reliance upon the representation that the following individuals are the sole record and beneficial owners of Dealer and own Dealer in the following percentages:

                                                   Percentage Of                Name of Each Respective
                            Names Of                 Beneficial                Record Owner, If Different
                        Beneficial Owners             Interest                   From Beneficial Owner
                        LITHIA MOTORS, INC.            100.00%                LITHIA HOLDING COMPANY, LLC

                  (SEE ATTACHED OWNERSHIP CHART)







6. CHANGE IN      This is a personal service agreement. There shall be no change
   OWNERSHIP      in the beneficial ownership of Dealer, or transfer of any
   OR TRANSFER    rights or obligations under this Agreement, without the prior
   OF AGREEMENT   written consent of Distributor, which consent (except as
                  provided in Section 18.4 of the Standard Provisions) shall not be unreasonably withheld. Any Significant Change of Ownership
                  Interest (as defined in Section 2.11 of the Standard
                  Provisions) will also require the consent of SOA under Paragraph 14 of this Agreement.

                              LITHIA MOTORS, INC.
                              -------------------
                              POST-IPO Structure


                               SIDNEY B. DEBOER
                          53.639% Beneficial Interest


    M.L. DICK HEIMANN                                   DEBOER INSURANCE, LLC
34.875% Beneficial Interest                           3.761% Beneficial Interest


    R. BRADFORD GRAY                               SID & KAREN DEBOER FOUNDATION
  7% Beneficial Interest                             .725% Beneficial Interest


                               SIDNEY B. DEBOER
                                 100% Voting
                               Managing Member


             LITHIA HOLDING COMPANY, LLC                 THE PUBLIC
              35.5% of shares (or more)      64.4% of shares (or less) Class "A"
                  Class "B" Common                         Common
                10 Votes per share                    1 vote per share
                   84.7% Control                        15.3% Control
                 Tax ID 93-1171867


                                  LITHIA MOTORS, INC.
                                  -------------------
                                      100% Control
                                    100 Shares Each
                                   Tax ID 93-0572810




                                 CAMP AUTOMOTIVE, INC.
                                    DBA CAMP SUBARU






                                              LITHIA STOCK HOLDING              VOTES
                                              --------------------              -----
Class A Shares                                 2,925,550     25.362%      2,925,550     6.029%
Class A Employee Authorized Stock Options*     1,049,450      9.098%      1,049,450     2.163%
Class A Secondary Issue                         3,000,00     26.008%      3,000,000     6.182%
Class A Secondary Issue Over-Allotment            450,00      3.901%        450,000     0.927%
Total Class A Shares                            7,425,00     64.369%      7,425,000    15.301%

Class B Restricted Shares**                    4,110,000     35.361%     41,100,000    84.699%

Total Shares Outstanding                      11,535,000    100.000%     48,525,000   100.000%


*All employee stock options may not currently be issued



                                                                   rev: 08/04/98

7. EXECUTIVE      Dealer represents and Distributor enters into this Agreement
   MANAGEMENT     in reliance upon the representation that the following
                  persons, and no other persons, shall constitute the executive management of Dealer:

                     TITLE OR OFFICE               NAME
                     ---------------
                  PRESIDENT                   SIDNEY B. DEBOER

                  VICE PRESIDENT (IF ANY)     M.L. DICK HEIMANN

                  VICE PRESIDENT (IF ANY)

                  TREASURER                   SIDNEY B. DEBOER

                  SECRETARY                   SIDNEY B. DEBOER

                  GENERAL MANAGER             PHILIP S. CAMP

                  OTHER OFFICERS (IF ANY)

                  OTHER OFFICERS (IF ANY)

                  Dealer further represents that, unless otherwise indicated at the end of this sentence, any member of executive management, as well as Dealer's Sales, Service and Parts Managers, may transact business with Distributor on behalf of Dealer and that in so doing each such person shall legally bind Dealer:

                  Dealer recognizes and agrees that retention of a qualified and experienced General Manager is required if other full-time member of executive management do not possess, in the sole discretion of Distributor, the qualifications and experience necessary to adequately supervise the general management of the dealership.


8. CHANGE  IN     There shall be no charge in Dealer executive management
   MANAGEMENT     without the prior written consent of distributor which
                  consent shall not be unreasonably withheld. With respect to all other changes in management personnel, Dealer agrees to give notice to Distributor upon the occurrence of any such change.


9. FACILITIES     Distributor approved the following facilities, containing the areas specified below, which Dealer will Provide and use exclusively for Dealer's Subaru operations:

                  New Car Showroom
                  Address: E. 215 MONTGOMERY AVENUE, SPOKANE, WA 99207 Exclusive Subaru Area: 1,280 sq. ft.

                  Sales and General Office Area
                  Address: E. 215 MONTGOMERY AVENUE, SPOKANE, WA 99207 Exclusive Subaru Area: 880 sq. ft.

                  Parts Facility
                  Address: E. 215 MONTGOMERY AVENUE, SPOKANE, WA 99207 Exclusive Subaru Area: 1,600 sq. ft.

                  Service Facility
                  Address: E. 215 MONTGOMERY AVENUE, SPOKANE, WA 99207 Exclusive Subaru Area: 4,000 sq. ft.

                  New Car Outside Display and Storage
                  Address: E. 215 MONTGOMERY AVENUE, SPOKANE, WA 99207 Exclusive Subaru Area: 22,280 sq. ft.

                  Used Vehicle Display and Storage
                  Address: E. 215 MONTGOMERY AVENUE, SPOKANE, WA 99207 Exclusive Subaru Area: 12,680 sq. ft.


10. TERM AND      The term of this Agreement begins on the 16TH day of OCTOBER,
    RENEWAL       1998, and ends on the 15TH day of OCTOBER, 1999. (THE TERM
                  OF THIS AGREEMENT SHALL NOT BE FOR A PERIOD LONGER THAN
                  THIRTY-SIX (36) MONTHS.) The expiration or prior termination of this Agreement shall not affect or extinguish any unsatisfied account balances between Distributor and Dealer, any claims for indemnification under Sections 10.5, 13.2, 13.4, 17.1 or 17.2 of the Standard Provisions, any claims asserted in legal actions or proceedings then pending and involving the parties hereto, or the respective rights and obligations of Dealer and Distributor under Article 16 of the Standard Provisions. Any renewal of this Agreement must be formally entered into by means of a fully executed Subaru
                  Dealership Agreement in the form then current, incorporating the Subaru Dealership Agreement Standard Provisions in the form then current.

11. PRIOR         Dealer may terminate this Agreement prior to the expiration
    TERMINATION   date by giving at least sixty (60) days prior written notice to Distributor by certified or registered mail. Distributor may, prior to the expiration date, terminate this Agreement for cause as set forth in Article 15 of the Standard
                  Provisions. This Agreement shall automatically terminate upon notice to Dealer of the termination, expiration or relinquishment of Distributor's authority to act as a distributor of Subaru Products for the Area of Responsibility.

12. CAPITALIZATION   Dealer agrees to establish and maintain adequate Net Cash,
                     Net Working Capital, Total Net Worth and Operating
                     Investment, in accordance with all applicable Minimum
                     Standards, so as to effectively perform its obligations under this Agreement. If this Agreement is for the appointment of a New Dealer Candidate, then Dealer hereby represents that it now possesses the initial required amounts of capitalization indicated below, available exclusively for Subaru operations. In all other cases, Dealer hereby represents that it now possesses in its total operations the amounts of capitalization indicated below:

                                Net Cash:   $10,684,787            Total Net Worth:   $9,935,330

                     Net Working Capital:   $13,721,272       Operating Investment:   $16,424,996


13. CREDIT           Dealer agrees to make arrangements for and to maintain,
    ARRANGEMENTS     throughout the term of this Agreement, a committed floor
                     plan line of credit in an amount adequate to fulfill the requirements set forth in the applicable Minimum Standards and adequate to finance Dealer's anticipated inventory of Cars. Whenever required by Distributor, Dealer shall furnish Distributor with documentation that such committed floor plan line of credit is available from a financial institution approved by and in a form acceptable to Distributor for use in connection with Dealer's purchases of, and carrying of inventory in, Cars. Dealer hereby represents that it now possesses a committed floor plan line of credit, from a financial institution approved by Distributor, available exclusively for Subaru operations, in the initial required amount of $2,000,000.


14. SOA              The consent of SOS is required for the appointment of a
    CONSENT          New Dealer Candidate, for a Significant Change of Ownership
                     Interest, or for a relocation of facilities in addition to those identified in Paragraph 9 of this Agreement SOA's decision to grant or withhold consent shall be communicated to the Distributor in writing and the Distributor will in turn promptly notify the New Dealer Candidate, the proposed transferee of the Interest to be transferred, or the dealer as the case may be. If a New Dealer Candidate engages in any Subaru operation prior to SOA's consent, or if a Significant Change of Ownership Interest or a change in facilities location is effectuated prior to SOA's consent, such consent may be denied notwithstanding the qualifications of the New Dealer Candidate or proposed transferee, notwithstanding the condition of the new facility and notwithstanding any contrary representations which may have been made by Distributor, SOA consent also may be defined in the 'event that SOA determines, in its sole discretion, that either: (a) the agreement and related documents when presented to SOA for review are not fully and properly completed or do not conform to the requirement set forth in the then current Subaru Dealer Appointment
                     Procedures Manual; (b) the New Dealer Candidate, proposed transferee or proposed new facility does not meet or fulfill the standards set forth in the then current Subaru
                     Dealer National Operating Standards Manual, including the
                     Subaru Dealership National Minimum Standards; or (c) the
                     New Dealer Candidate or proposed transferee does not evidence the honesty, integrity, sales and service energy or proven sales, market penetration and service performance, and skills, experience or cooperative attitude which are likely to promote the long term success and reputation of Subaru Products. If applicable law requires that a New Dealer Candidate or proposed transferee be approved or disapproved within a prescribed time period, such time period shall be calculated from and after the date upon which the agreement and all related documents are first presented for review by Distributor to SOA.


15. DEALER'S         Effective for the term of this Agreement only, Dealer's
    MINIMUM          Planning Volume shall be 359 Cars per year and the number
    STANDARDS        of Units in Operation ("UIO") assigned to Dealer is
    LEVEL            1,822, so that UIO plus one (1) year's Planning Volume
                     equals 2,181 and UIO plus three (3) years' Planning Volume equals 2,899 If this Agreement is renewed or if Dealer relocates its facilities or if there is a change in the percentage share of responsibility for Dealer's Area of Responsibility, both Planning Volume and UIO will be re-evaluated by Distributor at the time of such renewal, relocation or percentage change, and Dealer will be required to comply with the Minimum Standards in effect at that time for the re-evaluated Planning Volume and UIO levels.

                     The parties hereto, intending to be legally bound, have executed this Agreement, or have caused this Agreement to be executed by their proper and duly authorized officers, on the date and year first above written.


                     SUBARU OF AMERICA, INC/WESTERN REGION         CAMP AUTOMOTIVE INC.

                     BY: /s/ Tim Parzybok                          BY: /s/ Sidney B. DeBoer
                        ---------------------------------             ----------------------------------
                        Tim Parzybok                                  Sidney B. DeBoer
                        Regional Vice President


                     BY: /s/ Steve Allen                           TITLE President
                        ---------------------------------
                        Steve Allen
                        Regional Market Development Manager

                                                                   WITNESS OR
                                                                   ATTEST: /s/
                                                                          ---------------------------------

                                 [LETTERHEAD]


        RIGHT OF FIRST REFUSAL ADDENDUM TO SUBARU DEALERSHIP AGREEMENT



This addendum is made this 16th day of October, 1998, by and between Camp Automotive, Inc. ("Dealer") and Subaru of America, Inc./Western Region ("Distributor").

     WHEREAS, Dealer's Subaru Dealership Agreement and Standard Provisions ("Agreement") commenced on October 16, 1998, which Agreement is incorporated herein by reference as though set forth at length; and

     WHEREAS, Dealer and Distributor desire to amend the Agreement to provide Distributor a right of first refusal should a proposal be submitted by Dealer under article six (6) of the Dealership Agreement.



NOW THEREFORE, in consideration of these premises, Dealer and Distributor agree as follows:

1. Distributor may elect to exercise its purchase right by written notice to Dealer within thirty (30) calendar days after Dealer has furnished to Distributor all applications and information reasonably requested by Distributor to evaluate Dealer's proposal. If Dealer's proposed sale or transfer was to a successor approved in advance by Distributor, then Dealer may reject Distributor's exercise to purchase.

2. If Dealer's proposed sale or transfer was to Dealer's nominee, to any of Dealer's owners, to Dealer's employees as a group, or to Dealer's spouse, children or heirs, other than a successor approved in advance by Distributor, then Dealer may withdraw its proposal within thirty (30) calendar days following receipt of Distributor's notice of election of its purchase right.

3. Distributor's right under this Addendum shall be a right of first refusal, permitting Distributor to (a) assume the proposed transferee's rights and obligations under its Agreement with Dealer and (b) cancel this Agreement and all rights granted Dealer hereunder. Except to the extent specifically inconsistent with the terms of this Agreement, the price and all other terms of Distributor's purchase shall be as set forth in any bonafide written purchase and sale agreement between Dealer and its proposed transferee and in any related documents.

4. Dealer shall furnish to Distributor an itemized fair market valuation for all of the Subaru assets to be purchased, copies of all applicable liens, mortgages, encumbrances, leases, easements, licenses or other documents affecting any of the property to be transferred and shall assign to Distributor and permit or license as necessary for the continued conduct of Dealer's operation.

5. Distributor may assign each right of first refusal to any party it chooses, but in that event Distributor will remain primarily liable for payment of the purchase price to Dealer.

6. If Distributor exercises its purchase right, Distributor will reimburse Dealer's proposed transferee for reasonable documented actual expenses which such proposed transferee incurred through the date of such exercise which are directly and solely attributable to the transaction Dealer proposed.

                                 [LETTERHEAD]


        RIGHT OF FIRST REFUSAL ADDENDUM TO SUBARU DEALERSHIP AGREEMENT
                                    PAGE 2




7. Nothing contained in this Addendum shall require Distributor to exercise its right of first refusal in any case, nor restrict any right Distributor may have to refuse to approve Dealer's proposed transfer.

8. This Addendum is not intended to confer any right, benefit or claim upon any person or entity other than Dealer or Distributor.

9. Except as modified by this Addendum, all terms, conditions and provisions of the Agreement shall remain in full force and effect.



IN WITNESS WHEREOF the parties have hereunto set their signatures on the date first hereinabove written.


SUBARU OF AMERICA, INC./                 CAMP AUTOMOTIVE, INC.
WESTERN REGION                           SPOKANE, WA

By:                                      By:


 /s/ Tim Parzybok                        /s/ Sidney B. DeBoer
--------------------------------        --------------------------------
 Tim Parzybok                            Sidney B. DeBoer
 Regional Vice President                 President



Witness:                                Witness:


 /s/ Steve Allen                         /s/
--------------------------------        --------------------------------
 Steve Allen                             Name/Title
 Regional Market Development Manager

                                 [LETTERHEAD]


            HOLDING COMPANY ADDENDUM TO SUBARU DEALERSHIP AGREEMENT


This Addendum is made this 16th day of October, 1998, by and between Camp Automotive, Inc. ("Dealer") and Subaru of America, Inc./Western Region ("Distributor").

     WHEREAS, Dealer has submitted to Distributor an application for the Subaru Dealership Agreement and Standard Provisions ("Agreement") in order to operate as an authorized Subaru dealer;

     WHEREAS, Dealer is a wholly-owned subsidiary of Lithia Motors, Inc. ("Parent Company"), an Oregon corporation, which is a wholly-owned subsidiary of Lithia Holding Company, LLC ("Holding Company"), an Oregon limited liability company;

     WHEREAS, Dealer desires to operate as an authorized Subaru dealer and has designated Sidney B. DeBoer as Dealer Principal and Philip S. Camp as General Manager.

NOW THEREFORE in consideration of these premises, Dealer, Parent Company, and Holding Company acknowledge that Dealer must notify Distributor in writing prior to any change in the ownership of Dealer and/or Parent Company and prior to any change in Dealer Principal and/or General Manager.

     Definition: Dealer Principal - The individual designated by Dealer, as approved by Distributor, to have sole authority and responsibility in the conduct of all Subaru business dealings between Dealer and Distributor.

     Definition: General Manager - The individual designated by Dealer, as approved by Distributor, to conduct the day-to-day operations of Dealer.

1. Following notification to Distributor of proposed changes, Distributor will require certain documentation for its review and approval of any change. Distributor will reasonably provide approval of changes following satisfactory receipt and review of the required documentation. Changes in Dealer Principal or General Manager must satisfy Distributor's then current requirements for a new dealer applicant.

2. Furthermore, Parent Company and/or Holding Company agree never to seek or obtain:

          More than two (2) Agreements within the same Nielsen Station Index Designated Market Area as defined by the A.C. Nielsen Company; or

          More than four (4) Agreements within the same Distributor; or

          More than twelve (12) Agreements within SOA's entire area of distribution.

3. Dealer, Parent Company, and Holding Company agree that their failure to abide by one or more of the requirements set forth in paragraphs 1 and 2 of this Addendum shall constitute a material breach of the Agreement.

                                 [LETTERHEAD]


            HOLDING COMPANY ADDENDUM TO SUBARU DEALERSHIP AGREEMENT
                                    PAGE 2


4. Dealer agrees to voluntarily terminate the Agreement, in writing, immediately upon Distributor's determination of Dealer's material breach of the Agreement. If Distributor does not find sufficient cause to permit Dealer to immediately correct a material breach of the Agreement, Dealer will surrender all Subaru assets to Distributor at acquisition cost within a period of no more than thirty (30) days following Distributor's acceptance of Dealer's resignation.

5. This Addendum is not intended to confer any right, benefit or claim upon any person or entity other than Dealer or Distributor.

6. Except as modified by this Addendum, all terms, conditions and provisions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF the parties have hereunto set their signatures on the date first herein above written.


SUBARU OF AMERICA, INC./                 CAMP AUTOMOTIVE, INC.
WESTERN REGION                           SPOKANE, WA

By:                                      By:


 /s/ Tim Parzybok                        /s/ Sidney B. DeBoer
--------------------------------        --------------------------------
 Tim Parzybok                            Sidney B. DeBoer
 Regional Vice President                 President



Witness:                                Witness:


 /s/ Steve Allen                         /s/
--------------------------------        --------------------------------
 Steve Allen                             Name/Title
 Regional Market Development Manager